Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-112150, 333-109785, 333-101436, 333-89364,
333-73766),  Form  S-8  (File  No.  333-64618)  and S-1  (File  No.  333-122717,
333-121775, 333-117268) of Multiband Corporation and subsidiaries (formerly known as Vicom, Incorporated and subsidiaries) of our report dated March 8, 2005 (except as to Note 16, as to which the date is April 8, 2005), which appears in this annual report on Form 10-K for the year ended December 31, 2004.


                                       /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
May 24, 2005